UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Rule 14a-12

H&R BLOCK, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Breeden Capital Management LLC Breeden Partners L.P. Breeden Partners (California) L.P. Breeden Partners Holdco Ltd. Richard C. Breeden
Payment of Filing Fee (Check the appropriate box):
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☐	Fee paid previously with preliminary materials:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On June 27, 2007 Breeden Partners, L.P. announced its intent to nominate Richard C. Breeden and two other nominees to the Board of Directors of H&R Block, Inc. at the company’s next annual meeting of shareholders, scheduled to be held on September 6, 2007. Information regarding Breeden Capital Management LLC, Breeden Partners L.P., Breeden Partners (California) L.P., Breeden Partners Holdco Ltd., Richard C. Breeden and other potential participants in the intended solicitation of proxies is filed herewith as Exhibit 1. A copy of the press release announcing the nominations is filed herewith as Exhibit 2.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY BREEDEN CAPITAL MANAGEMENT LLC, BREEDEN PARTNERS L.P., BREEDEN PARTNERS (CALIFORNIA) L.P., BREEDEN PARTNERS HOLDCO LTD. AND RICHARD C. BREEDEN FROM THE SHAREHOLDERS OF H&R BLOCK FOR USE AT THE 2007 ANNUAL MEETING OF SHAREHOLDERS OF H&R BLOCK WHEN THEY ARE AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A DEFINITIVE PROXY STATEMENT AND FORM OF PROXY WILL BE MAILED TO SHAREHOLDERS OF H&R BLOCK AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING MORROW & CO., INC. BY TELEPHONE AT (203) 658-9400 OR BY E-MAIL AT H&RBLOCKINFO@MORROWCO.COM. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN EXHIBIT 1 HEREWITH.

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